Registration No. 333-63165

                       SECURITIES AND EXCHANGE COMMISSION

                                    FORM S-8

                                   AMENDMENT 1

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                           Material Technologies, Inc.
             (Exact name of registrant as specified in its charter)

                       Delaware                      95-4622822
            (State or other jurisdiction of        (I.R.S. Employer
             incorporation or organization)        Identification No.)

     Suite 707, 11661 San Vicente Boulevard, Los Angeles, CA          90049
        (Address of Principal Executive Offices)                    (Zip Code)

               Material Technologies, Inc., 1998 Stock Option Plan
                            (Full title of the plan)

           Robert M. Bernstein, President, Material Technologies, Inc.
         Suite 707, 11661 San Vicente Boulevard, Los Angeles, CA  90049
                     (Name and address of agent for service)

                                 (310) 208-5589
          (Telephone number, including area code, of agent for service)

                                  CALCULATION OF REGISTRATION FEE

                                            Proposed
                                        maximum offering     Proposed maximum
Title of securities   Amount to be    price per share (2)   aggregate offering       Amount of
to be registered     registered (1)                                price         registration fee
-------------------  ---------------  --------------------  -------------------  -----------------
Options to
Purchase Material
Technologies, Inc.       900,000
                     ---------------
Common Stock             Options                         0                    0                  0
                     ---------------  --------------------  -------------------  -----------------
Material
Technologies, Inc.
Common Stock          900,000 Shares  $               1.36  $         1,224,000  $          370.91
                     ---------------  --------------------  -------------------  -----------------
                                                            Total                $          370.91
                                                            -------------------  -----------------

(1) In addition, under Rule 416(a) of the Securities Act of 1933, as amended, this Registration statement also covers any additional securities issued in connection with a stock split or stock dividend on the registered securities.

(2) October 15, 1998, average bid and asked price for Material Technologies, Inc.'s common stock on the NASDAQ Bulletin Board in accordance with Rule 457(h) and (c) under the Securities Act of 1933, as amended.

                           MATERIAL TECHNOLOGIES, INC.

               MATERIAL TECHNOLOGIES, INC., 1998 STOCK OPTION PLAN

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM  3.  INCORPORATION  OF  DOCUMENTS  BY  REFERENCE.

The contents of the S-8 Registration Statement for Material Technologies, Inc.'s 1998 Stock Option Plan (File No. _________ ) are hereby incorporated by reference into this registration statement.

ITEM  8.  EXHIBITS.

Exhibit No.                        Description
5                     Opinion  of  Counsel
23(a)                 Consent  of  Counsel

                                        2
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                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California on the 16th day of October, 1998.

                             MATERIAL TECHNOLOGIES, INC.


                           By: _____Robert M. Bernstein____
                                    -------------------
                            Robert M. Bernstein, President

     Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature:       ___________Robert M. Bernstein________
                 ----------------------------------------
                           Robert M. Bernstein,
                       Principal Executive Officer,
                       Principal Financial Officer,
                       Principal Accounting Officer
Name and Title:
                              October 16,1998
Date:
Signature:       ______________Joel Freedman_____________
                 ----------------------------------------
                               Joel Freedman
                           Director and Secretary
Name and Title:
Date:                        October 16, 1998

                                        3
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